Exhibit 32.1

                                  CERTIFICATION

The undersigned as Chief Executive Officer and Chief Accounting Officer of the Company, does hereby certify that the foregoing Quarterly Report of SHEERVISION, INC. (the "Company"), on Form 10-QSB for the period ended May 31, 2006 (the "Report"):

     (1) Fully complies with the requirements of section 13 or 15 (d) of the Securities Exchange Act of 1934; and

     (2) Fairly presents, in all material respects, the financial condition and result of operations of the Company.


September 28, 2006


/s/ Suzanne Lewsadder
-----------------

Suzanne Lewsadder
Chief Executive Officer and Chief Accounting Officer



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.